Exhibit 99.1

  SERVICE CORPORATION INTERNATIONAL DELAYS FILING 2004 10-K; PROVIDES UPDATE ON
                     SARBANES-OXLEY INTERNAL CONTROL TESTING

     HOUSTON, March 11 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) announced today that it will not file its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 by March 16, 2005. The Company will file a notification of late filing of its Form 10-K with the Securities and Exchange Commission, which will give the Company until March 31, 2005 to file its Form 10-K and still be timely filed. The three reasons for the delay are related to the Company's ongoing projects to verify its cemetery preneed backlog records, its review of operating lease accounting issues, and the completion of its assessment of internal controls required by Section 404 of the Sarbanes-Oxley Act.

     The Company commenced a project in 2004 to physically examine approximately
3.6 million individual cemetery contract items to determine whether merchandise and services previously sold had been delivered. The Company also completed a similar project in its funeral segment during 2004 reviewing more than 430,000 contracts. Approximately one-half of the cemetery contract items have been reviewed and the project is expected to be completed in May 2005. As a result of the progress to date on this project, management believes there will be non-cash adjustments that will reduce its cemetery deferred revenues. Management believes that it can determine the adjustments to the remaining individual cemetery contract items in a timely manner; however, it is possible that the Company will not be able to meet the extended filing deadline of March 31, 2005.

     On February 7, 2005, the Office of the Chief Accountant of the SEC issued a letter to the American Institute of Certified Public Accountants expressing its views regarding the application of SFAS No. 13, "Accounting for Leases" to certain lease accounting issues. Based on the Company's preliminary review, management believes that its accounting for leases may not be consistent with generally accepted accounting principles.

     The Company is currently reviewing the matters described above, and it is possible that these matters will require a restatement of prior period financial statements. Management believes, however, that the results of this review or potential restatement will not have an impact on previously reported cash flows or current liquidity.

     UPDATE ON SECTION 404 OF THE SARBANES-OXLEY ACT (SOX 404)

     Management has substantially completed its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2004. Based on preliminary results to date, the Company has identified internal control deficiencies that constituted material weaknesses in internal controls over financial reporting at December 31, 2004. These

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preliminary findings were presented to the Company's Audit Committee who concurred with management's conclusions. These internal control weaknesses will be referenced in the report from management in the Company's annual report on Form 10-K, which will indicate that the Company's internal controls are not effective, as well as from its independent registered public accounting firm, which management expects will result in an adverse report related to the Company's internal control structure (which is different from the independent auditor's report on the Company's financial statements).

     In addition to material weaknesses related to preneed cemetery deferred revenue transactions and operating lease accounting procedures, other material weaknesses identified primarily relate to controls surrounding

     * review and approval of funeral and cemetery contracts, including manual contracts and the accuracy of information pertaining to manual contracts
     * review and approval of accounts receivable, including related adjustments
     *    cash receipts and cash disbursements
     *    physical inventory counts
     * reconciliations of preneed funeral and cemetery records to trust fund assets and corresponding liabilities and non-controlling interest, and deferred selling costs.

     As the Company is still in the process of completing all of the necessary assessment processes required by Section 404 of the Sarbanes-Oxley Act, management may subsequently determine that additional deficiencies in internal controls exist that constitute significant deficiencies or material weaknesses.

     Management, with the oversight of the Audit Committee, has been aggressively addressing all of these issues and is committed to effectively remedying during 2005 known weaknesses in our internal controls and disclosure controls and procedures. The Company is devoting significant time and resources to rectify the deficiencies identified. Formal training has been implemented at both the funeral and cemetery locations on the responsibilities and importance of following the controls and procedures. The Company's three market support centers help facilitate the execution of this remediation effort, and serve as liaisons between field and corporate offices for reinforcement and implementation of policies and procedures. The Company also implemented in the latter part of 2004 a new point-of-sale information system that includes enhancements and improvements for controls related to both preneed and atneed activities in its funeral home and cemetery locations.

     In early 2005 a shared responsibility team was formed, with personnel from funeral and cemetery locations, the market support centers, and corporate headquarters. The goal of this team is to review the existing internal control structure and financial reporting processes at the funeral and cemetery locations and make recommendations to improve the design and operating effectiveness of those controls and processes in 2005. The Company

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currently relies on processes that are heavily dependent on manual and detective controls and on human intervention. Many of the funeral and cemetery location controls are widely dispersed across the Company's network of approximately
1,600 locations making it difficult to achieve a consistently high level of precision. In the short term, the Company has designed and is implementing additional redundant, compensating, and monitoring controls at a consolidated level. These additional controls and procedures will provide the Company with greater visibility over the performance of the controls in the funeral and cemetery locations. The Company will continue with formal training at the funeral and cemetery locations and continually assess the effectiveness of controls. Additionally, the Company is planning longer-term improvements in key business processes with an emphasis on preventative controls (versus detective controls) and system-based controls (versus manual controls) wherever possible.

     Cautionary Statement on Forward-Looking Statements

     The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of us. Important factors that could cause actual results to differ materially from those in forward-looking statements include, among others, the Company's ability to complete its review of operating lease issues in a timely manner, the Company's ability to determine the adjustments to the remaining cemetery individual contract items in a timely fashion through an estimation process or through physical examination of the individual cemetery contract items, the continued successful implementation of information systems, monitoring controls and training programs at the Company's locations and the Company's ability to timely file its Form 10-K for the year ended December 31, 2004.

     For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including the Company's 2003 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from the Company's website at http://www.sci-corp.com . The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward- looking statements made by the Company, whether as a result of new information, future events or otherwise.

     Service Corporation International, headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. We have an extensive network of businesses including 1,190 funeral service locations and 390 cemeteries in North America as of December 31, 2004. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

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     For additional information contact:

     Investors:  Debbie Young - Director / Investor Relations (713) 525-9088

     Media:      Terry Hemeyer - Managing Director / Corporate Communications
                 (713) 525-5497

SOURCE  Service Corporation International
    -0-                             03/11/2005
    /CONTACT: investors, Debbie Young, Director - Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director - Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /